CHISHOLM & ASSOCIATES
                         CERTIFIED PUBLIC ACCOUNTANTS
A Professional                  P.O. Box 540216          Office (801)292-8756
Corporation               North Salt Lake, Utah 84054       Fax (801)292-8809

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                       CONSENT OF INDEPENDENT AUDITORS
                       --------------------------------

We consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of Corvallis, Inc. for the year ended June 30, 2000 and our report dated August 16, 2000 included in its Form 10-KSB. We also consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of USAOneStar.Net, Inc., a Texas corporation, for the period of inception from July 21, 2000 through November 30, 2000, included in the registrant's form 8-K filed on January 12, 2001. We acknowledge the use of the unaudited interim financial statements incorporated by reference in this registration statement and we consent to all references to our firm included in or made a part of this registration statement


/s/ Chisholm & Associates

Chisholm & Associates
August 3, 2001